Amended and restated
                                   as of January 1, 1994



SUPPLEMENTAL NON-QUALIFIED SAVINGS PLAN FOR HIGHLY COMPENSATED
EMPLOYEES OF ALLIEDSIGNAL INC. AND ITS SUBSIDIARIES (Career Band
6 and above)


1.   ELIGIBILITY
     -----------

     Those highly compensated employees ("HCEs") of AlliedSignal Inc. (the "Corporation") and its subsidiaries within the meaning of Section 414(q) of the Internal Revenue Code of 1986 (the "Code") in Career Band 6 and above who are eligible to participate in the AlliedSignal Savings Plan (the "Qualified Savings Plan") are eligible to participate in the Supplemental Non-Qualified Savings Plan for Highly Compensated Employees of AlliedSignal Inc. and its Subsidiaries (Career Band 6 and above) (the "Plan").

2.   Definitions
     -----------

     Capitalized terms not otherwise defined in the Plan have the respective meanings set forth in the Qualified Savings Plan.

3.   Participation
     -------------

     (a)  Time and Form of Election.  Any eligible employee may
          -------------------------
become a participant in the Plan (a "Participant") as of the beginning of the next available pay period, by executing a written notice of election to participate and filing such notice with the Corporation prior to the beginning of such pay period. Such notice may direct that a portion (determined in accordance with paragraph 4(a)) of the base annual salary exclusive of shift differentials, overtime or other premium pay, bonus, incentive or other extra compensation but inclusive of severance pay (unless otherwise specifically excluded by the severance pay plan) or salary deferred under this Plan or otherwise ("Base Annual Salary"), which would have been payable to such Participant during such pay period and succeeding pay periods, in lieu of such payment, be credited to a deferred compensation account maintained under the Plan as an unfunded book entry stated as a cash balance (the "Participant's Account"). Amounts so credited to the Participant's Account shall constitute "Participant Deferred Contributions." A Participant's election to direct that a portion of his or her Base Annual Salary be credited to the Participant's Account shall continue in effect until the Participant terminates such election, the Participant is no longer an HCE or the Participant is no longer eligible to contribute to the Qualified Savings Plan. Any such termination shall be effective only with respect to the Participant's Base Annual Salary payable after the end of the pay period in which one of the events in the preceding sentence occurs. Amounts credited to the Participant's Account prior to the effective date of the termination of the election shall not be affected and shall be distributed only in accordance with the terms of the Plan and Participant's distribution election thereunder.

     (b)  Change or Resumption of Amount Deferred.  A Participant
          ---------------------------------------
may elect once ever 30 days in connection with a Qualified Savings Plan election, to change the amount of Base Annual Salary to be credited to the Participant's Account in the Plan commencing with the next available pay period following his or her election. Amounts credited to the Participant's Account prior to the effective date of such change shall not be affected by such change and shall be distributed only in accordance with the terms of the Plan.

4.   Contributions to Participants' Accounts
     ---------------------------------------

     (a)  Participant Deferred Contributions.  A Participant may
          ----------------------------------
elect to defer an aggregate amount, rounded to the nearest full dollar, equal to (i) a full percentage of such Participant's Base Annual Salary from 1% to the maximum percentage permitted under the Qualified Savings Plan and Section 415(c)(1)(B) of the Code for Before-Tax Contributions by an individual who is not an HCE and who is eligible to participate in the Qualified Savings Plan, without regard to any other limitations which may apply under the Code and without regard to any After-Tax Contributions which might be made under the Qualified Savings Plan, minus (ii) the full amount of Before-Tax Contributions made by such Participant under the Qualified Savings Plan, provided, however, that a Participant who elects to defer any such amount hereunder shall be required to make the maximum Before-Tax Contributions permissible under the Qualified Savings Plan (after giving effect to deferrals under the Plan or otherwise).

     (b)  Plan Employer Contributions.  There shall be credited
          ---------------------------
to the Participant's Account employer contributions under the Plan ("Plan Employer Contributions") in an aggregate amount equal to (i) minus (ii) where (i) is 50% (for participants in the Qualified Savings Plan with less than 60 Months of Participation) or 100% (for participants in the Qualified Savings Plan with at least 60 Months of Participation) of the lesser of (x) 8% of the Participant's Base Annual Salary or (y) the sum of the Participant's Participant Contributions under the Qualified Savings Plan and Participant Deferred Contributions under the Plan, and (ii) is the total amount of Employer Contributions made with respect to the Participant under the Qualified Savings Plan, provided that in no event shall the combined Plan Employer Contributions and Employer Contributions made with respect to the Participant, exceed 8% of the Participant's Base Annual Salary, and provided, further, that Plan Employer Contributions shall not be made with respect to a Participant during any period of suspension of Employer Contributions with respect to such Participant under the terms of the Qualified Savings Plan, whether or not such Participant continues to make Participant Contributions under the Qualified Savings Plan during the period of such suspension.

     (c)  Vesting.  Participant Deferred Contributions, Plan
          -------
Employer Contributions, and all amounts accrued with respect to Participant Deferred Contributions and Plan Employer Contributions in accordance with paragraph 5 shall be vested at the time such amounts are credited to the Participant's Account.

     (d)  All Contributions Prorated.  Participant Deferred
          --------------------------
Contributions and Plan Employer Contributions shall be credited to a Participant's Account each pay period.

5.   The Participant's Account
     -------------------------

     Participant Deferred Contributions and Plan Employer Contributions shall be credited to the Participant's Account under the Plan as unfunded book entries stated as cash balances. Participant Deferred Contributions credited to the Participant's Account prior to January 1, 1994 or after the Participant has terminated employment shall accrue amounts (to be posted each Valuation Date) equivalent to interest, compounded daily, at a rate based upon the cost to the Corporation of borrowing at a fixed rate for a 15-year term. Such rate shall be determined annually by the Chief Financial Officer of the Corporation in consultation with the Treasurer of the Corporation. Participant Deferred Contributions credited to the Participant's Account on or after January 1, 1994, but before a Participant terminates employment shall accrue amounts (to be posted each Valuation
Date) equivalent to interest, compounded daily, at a rate determined annually by the Management Development and Compensation Committee (the "Committee") of the Board of Directors (the "Board") of the Corporation. The rate established in the preceding sentence shall not exceed the greater of (i) 10% or (ii) 200% of the 10-year U.S. Treasury Bond rate at the time of determination and, once established for a calendar year, shall remain in effect with respect to all Participant Deferred Contributions credited to the Participant's Account during such calendar year until the amounts are distributed. Plan Employer Contributions credited to the Participant's Account shall accrue amounts (to be posted each Valuation Date) equivalent to earnings (or be reduced by amounts equivalent to losses) at a variable rate equal to the rate of return on amounts invested in AlliedSignal Common Stock as of each Valuation Date. Amounts credited to the Participant's Account shall continue to accrue (or be reduced by) amounts equivalent to interest, earnings or losses (as the case may be) until distributed in accordance with the Plan.

6.   Distribution from Accounts
     --------------------------

     (a)  Form of Election.  At the time a Participant makes an
          ----------------
election pursuant to paragraphs 3(a), 3(c) or 3(d), the Participant shall also make an election with respect to the distribution of the aggregate amount of the cash balance credited to the Participant's Account pursuant to such election. A
Participant may elect to receive such amount in one lump-sum payment or in a number of approximately equal annual installments
(up to twenty-five such installments or, effective January 1, 1995, up to fifteen installments). The lump-sum payment or the first installment shall be paid in cash as soon as practicable during the month of January of such future calendar year as the Participant may designate, or, if the Participant so elects, as soon as practicable during the month of January of the calendar year immediately following the later of the year in which the Participant last contributed to the Plan or the year in which the Participant terminates employment with the Corporation or any of its subsidiaries (whether by reason of Retirement or otherwise).
Except as otherwise provided in paragraph 8, subsequent installments shall be paid in cash as soon as practicable during the month of January of each succeeding calendar year until the entire amount credited to the Participant's Account shall have been paid. Notwithstanding the foregoing, Plan Employer
Contributions credited during the months of July through December to an Account of a Participant, who is subject to the provisions of Section 16 of the Securities Exchange Act of 1934, may not be paid to the Participant prior to the month of April (for Plan
Employer Contributions credited during the months of July through September) and July (for Plan Employer Contributions credited during the months of October through December) of the calendar year immediately following the calendar year in which such Plan
Employer Contributions were credited.

     (b)  Adjustment of Method of Distribution.  Prior to the
          ------------------------------------
beginning of any calendar year, a Participant may elect to change the timing and method of distribution of the aggregate amount of the cash balance credited to the Participant's Account commencing with such calendar year. Amounts credited to the Participant's Account prior to the effective date of such change (the "Prior Balance"), and all amounts thereafter accrued with respect to the Prior Balance, shall not be affected by such change and, except as otherwise determined by the Committee pursuant to the following sentence or paragraph 8, shall be distributed only in accordance with the election in effect at the time such Prior Balance was credited to the Participant's Account. Prior to January 1, 1995, a Participant may, by written notice to the Corporation, request that the Committee authorize a further deferral of the distribution of the Participant's Account from that previously elected; the Committee shall in its sole discretion determine whether to authorize any such further deferral.

     (c) Any cash balance credited to a Participant's Account which is not covered by a timely distribution election under paragraphs (a) and (b) shall be distributed to the Participant in one lump-sum payment to be paid to the Participant in cash as soon as practicable during the month of January of the calendar year immediately following the later of the year in which the Participant last contributed to the Plan or the year in which the Participant terminates his employment with the Corporation or any of its subsidiaries (whether by reason of Retirement or otherwise); provided, however, if the Participant has elected pursuant to paragraphs 9(a)(i) or 9(a)(ii), the lump sum payment shall nevertheless be made within the 90-day period following a Change in Control, as defined in paragraph 9(c).

7.   Distribution on Death
     ---------------------

     If a Participant should die before all amounts credited to the Participant's Account have been paid in accordance with the election referred to in paragraphs 6(a) or 6(b), the balance in such Participant's Account shall be paid in cash as soon as practicable following the Participant's death, but if the participant has elected pursuant to paragraphs 9(a)(i) or 9(a)(ii), at least within the 90-day period following a Change in Control, as defined in paragraph 9(c), to the beneficiary designated in writing by the Participant and filed with the Corporation. If (a) no such designation has been made or (b) the designated beneficiary shall have predeceased the Participant and no further designation has been made, then such balance shall be paid to the estate of the Participant. A participant may change the designated beneficiary at any time during the Participant's lifetime by filing a subsequent designation in writing with the Corporation.

8.   Payment in the Event of Hardship
     --------------------------------

     Upon receipt of a request from a Participant or a Participant's designated beneficiary, delivered in writing to the Corporation along with a Certificate of Unavailability of Resources, the Committee, the Senior Vice President - Human Resources and Communications, or his designee, may cause the Corporation to accelerate (or require the subsidiary of the Corporation which employs or employed the Participant to accelerate) payment of all or any part of the amount credited to the Participant's Account, including accrued amounts, if it finds in its sole discretion that payment of such amounts in accordance with the Participant's prior election under paragraphs 6(a) or 6(b) would result in severe financial hardship to the Participant or the Participant's beneficiary and such hardship is the result of an unforseeable emergency caused by circumstances beyond the control of the Participant or beneficiary. Acceleration of payment may not be made under this paragraph 8 to the extent that such hardship is or may be relieved (i) through reimbursement or compensation by insurance or otherwise, (ii) by liquidation of the Participant's assets, to the extent the liquidation of assets would not itself cause severe financial hardship or (iii) by cessation of deferrals under this Plan or any tax-qualified savings plan of the Corporation.

9.   Change in Control
     -----------------

     (a)(i)    Initial Lump-Sum Payment Election.  Notwithstanding any
               ---------------------------------
election made pursuant to paragraph 6, any person who becomes eligible to participate in the Plan may file a written election with the Corporation at the time the individual makes an election to participate pursuant to paragraph 3(a), to have the aggregate amount credited to the Participant's paragraph 3(a), to have the aggregate amount credited to the Participant's Account commencing with the date on which such written election is filed, paid in one-lump sum payment as soon as practicable following a Change in Control but in no event later than 90 days after such Change in Control.

     (a)(ii)   Subsequent Lump-Sum Payment Election.  A
               ------------------------------------
Participant who did not make an election pursuant to paragraph 9(a)(i) or who has revoked, pursuant to paragraph 9(a)(iii), an election previously made under paragraph 9(a)(i) or this paragraph 9(a)(ii) may, prior to the earlier of a Change in Control or the beginning of the calendar year in which the election is to take effect, elect to have the aggregate amount credited to the Participant's Account for all calendar years commencing with the first calendar year beginning after the date the election is made, paid in one lump-sum payment as soon as practicable following a Change in Control but in no event later than 90 days after such Change in Control. Amounts credited to the Participant's Account prior to the effective date of the election made pursuant to this paragraph 9(a)(ii) shall not be affected by such election and shall be distributed following a Change in Control in accordance with any prior election in effect under paragraphs 9(a)(i) or 9(a)(ii).

     (a)(iii)  Revocation of Lump-Sum Payment Elections.  A
               ----------------------------------------
Participant may, prior to the earlier of a Change in Control or the beginning of any calendar year, file an election revoking any election made pursuant to paragraphs 9(a)(i) or 9(a)(ii), with respect to amounts credited to the Participant's Account commencing with the first calendar year beginning after the election is made. Amounts credited to the Participant's Account prior to the effective date of the election made pursuant to this paragraph 9(a)(iii) shall not be affected by such election and shall be distributed following a Change in Control in accordance with any prior election in effect under paragraphs 9(a)(i) or 9(a)(ii).

     (b)  Interest and Dividend Equivalents.  Notwithstanding
          ---------------------------------
anything to the contrary in the Plan, after a Change in Control, the Plan may not provide, or be amended to provide (i) amounts equivalent to interest accrued with respect to Participant Deferred Contributions in the Participant's Account or (ii) amounts equivalent to earnings or losses accrued or reduced with respect to Plan Employer Contributions in the Participant's Account, at rates lower than the rates in effect under paragraph 5 immediately prior to the Change in Control.

     (c)  Definition of Change in Control.  For purposes of the
          -------------------------------
Plan, a Change in Control is deemed to occur at the time (i) when any entity, person or group (other than the Corporation, any subsidiary or any savings, pension or other benefit plan for he benefit of employees of the Corporation or its subsidiaries) which therefore beneficially owned less than 30% of the AlliedSignal common stock then outstanding acquires shares of AlliedSignal common stock in a transaction or series of transactions that results in such entity, person or group directly or indirectly owning beneficially 30% or more of the outstanding AlliedSignal common stock, (ii) of the purchase of shares of AlliedSignal common stock pursuant to a tender offer or exchange offer (other than an offer by the Corporation) for all, or any part of, the AlliedSignal common stock, (iii) of in which the Corporation will not survive as an independent, publicly owned corporation, a consolidation, or a sale, exchange or other disposition of all or substantially all of the Corporation's assets, (iv) of a substantial change in the composition of the Board during any period of two consecutive years such that individuals who at the beginning of such period were members of the Board cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the stockholders of the Corporation, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period, or (v) of any transaction or other event which the Nominating and Board Affairs Committee of the Board, in its discretion, determines to be a Change in Control for purposes of the Plan.

10.  Limitations for Certain Participants.
     ------------------------------------

     Notwithstanding anything to the contrary in paragraph 6(b), 8 or 9, a Participant who is subject to the provisions of Section 16 of the Securities Exchange Act of 1934 may, but only as to that portion of the Participant's Account which is not attributable to Plan Employer Contributions, make a request for a further deferral pursuant to paragraph 6(b), a request for an accelerated payment pursuant to paragraph 8 or an election pursuant to paragraphs 9(a)(i) through (iii).

11.  Miscellaneous.
     -------------

     (a) The right of a Participant to receive any amount credited to the Participant's Account shall not be transferable or assignable by the Participant, except by will or by the laws of descent and distribution. To the extent that any person acquires a right to receive any amount credited to a Participant's Account hereunder, such right shall be no greater than that of an unsecured general creditor of the Corporation. Except as expressly provided herein, any person having an interest in any amount credited to a Participant's Account under the Plan shall not be entitled to payment until the date the amount is due and payable. No person shall be entitled to anticipate any payment by assignment, pledge or transfer in any form or manner prior to actual or constructive receipt thereof.

     (b) Neither the Corporation nor any of its subsidiaries shall be required to reserve or otherwise set aside funds for the payment of its obligations hereunder. However, the Corporation or any subsidiary may, in its sole discretion, establish funds for payment of its obligations hereunder. Any such funds shall remain assets of the Corporation or such subsidiary, as the case may be, and subject to the claims of its general creditors. Such funds, if any, shall not be deemed to be assets of the Plan. The Plan is intended to be unfunded for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended.

     (c) The Senior Vice President-Human Resources and Communications of the Corporation shall have full authority to interpret the Plan and make all determinations deemed necessary or desirable for the Plan's implementation, consulting with such other officers of the Corporation as the Senior Vice President-Human Resources and Communications shall deem appropriate.

     (d) The Corporation may at any time amend or terminate the Plan. No amendment or termination shall impair the rights of a Participant with respect to amounts then credited to the Participant's Account.

     (e) Each Participant will receive periodic statements (not less frequently than annually) regarding the Participant's Account. Each such Statement shall indicate the amount of the cash balance credited to the Participant's Account as of the end of the period covered by such statement.